UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015

AKEBIA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36352	20-8756903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street, Suite 1100, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 871-2098

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 16, 2015, Akebia Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC and Morgan Stanley & Co. LLC as representatives of the several underwriters listed on Schedule II thereto (the “Underwriters”), related to a public offering (the “Offering”) of 7,272,727 shares of the Company’s common stock, $0.00001 par value per share, (the “Common Stock”) at a price to the public of $8.25 per share pursuant to a registration statement on Form S-3 (File No. 333-203206) and a related prospectus supplement. In addition, the Company granted the Underwriters an option to purchase, at the public offering price less any underwriting discounts and commissions, an additional 1,090,909 shares of Common Stock exercisable for 30 days from the date of the Underwriting Agreement. Subject to customary closing conditions, the Offering is expected to close on April 22, 2015.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

An opinion dated April 16, 2015 regarding the legality of the issuance and sale of the Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 16, 2015, by and among Akebia Therapeutics, Inc. and UBS Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule II thereto.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

/s/ John P. Butler
Name: John P. Butler
Title: President and Chief Executive Officer

Date: April 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 16, 2015, by and among Akebia Therapeutics, Inc. and UBS Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule II thereto.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above).

4